SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant         X
                               ---
Filed by a Party other than the Registrant      |_|

Check the appropriate box

      Preliminary Proxy Statement
---
 X       Definitive Proxy Statement
---
      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
---

                                    Syms Corp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

 X    No fee required
---
      Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.
---

1)    Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)    Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

________________________________________________________________________________

4)    Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5)    Total Fee Paid:

________________________________________________________________________________

      Fee paid previously with preliminary materials
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---   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount previously paid:___________________________________________________

2)    Form, Schedule or Registration Statement No.______________________________

3)    Filing party:_____________________________________________________________

4)    Date Filed:_______________________________________________________________

                                    SYMS CORP


                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 9, 1998

                                   ----------


To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Syms Corp (the "Company") will be held at the office of the Company, Syms Way, Secaucus, New Jersey 07094, on Thursday, July 9, 1998 at 10:30 A.M. for the following purposes:

          1. To elect eight (8) Directors to serve for the term of one (1) year or until their respective successors have been elected and qualified.

          2. To approve the appointment of Deloitte & Touche LLP as independent accountants of the Company for fiscal year 1998.

          3. To transact such other business as may properly come before the meeting.

     The close of business on June 1, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and only stockholders of record at such time will be so entitled to vote.

     You are cordially invited to attend the meeting in person if possible. If you do not expect to be present, please sign and date the enclosed proxy and return it in the envelope enclosed for this purpose. It will assist us in keeping down the expenses of the meeting if the stockholders who do not expect to attend in person return their signed proxies promptly, whether they own a few shares or many shares. If no direction is indicated in your proxy it will be voted for Items 1 and 2 above.


                                          By Order of the Board of Directors


                                          STEPHEN A. MERNS
                                          Secretary


Secaucus, New Jersey
June 9, 1998

                                 PROXY STATEMENT

     The accompanying form of proxy is solicited on behalf of the Board of Directors of Syms Corp (the "Company") for use at the July 9, 1998 meeting of the stockholders of the Company or at any adjournment or adjournments thereof. The cost of preparing and mailing the proxy and this Proxy Statement and all other costs in connection with this solicitation of proxies will be borne by the Company. It is anticipated that the accompanying proxy and this Proxy Statement will be sent to stockholders of the Company on or about June 9, 1998.

     The Company's executive offices are located at Syms Way, Secaucus, New Jersey 07094.

     Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified. Any proxy in which no direction is specified will be voted in favor of the election of the nominees for director and for the appointment of Deloitte & Touche LLP as independent accountants. Each proxy granted is revocable and may be revoked at any time prior to its exercise, by notifying American Stock Transfer & Trust Co., 40 Wall Street, New York, NY 10005 in writing, or by executing a subsequent proxy. The Company intends to reimburse brokerage companies and others for forwarding proxy materials to beneficial owners of stock. The Company is concurrently with the mailing of this Proxy Statement mailing its Annual Report for its fiscal year ended February 28, 1998 to stockholders of record on June 1, 1998.

     Stockholders vote at the annual meeting by casting ballots (in person or by proxy) which are tabulated by a representative of the Company's independent transfer agent appointed to serve as Inspector of Election at the meeting and who has executed and verified an oath of office. The holders of a majority of the shares of Common Stock issued and outstanding represented in person or by proxy shall constitute a quorum. Abstentions and broker non-votes are included in the determination of the number of shares present at the meeting for quorum purposes but not counted in the tabulations of the votes cast on proposals presented to stockholders.

                         PRINCIPAL HOLDERS OF SECURITIES

     The outstanding voting stock of the Company as of June 1, 1998 consisted of 17,723,340 shares of Common Stock, par value $.05 per share ("Common Stock"), with each share entitled to one vote. Only stockholders of record at the close of business on June 1, 1998 are entitled to vote at the meeting.

     The following table sets forth the record and beneficial ownership of Common Stock by each person owning of record or known by the Company to own beneficially more than five (5%) percent thereof.

                                                 AMOUNT AND NATURE
                                                   OF BENEFICIAL
                                                   OWNERSHIP OF
                                                 COMMON STOCK AS OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER               JUNE 1, 1998(1)      OF CLASS
------------------------------------             ------------------     --------

Sy Syms(2) ....................................      7,281,507           40.8%
  Syms Way, Secaucus, New Jersey 07094

Franklin Advisory Services, Inc. ..............      1,234,700            6.9%
  777 Mariners Island Blvd, San Mateo, CA

Tweedy, Browne Company L.P. ...................      1,125,484            6.3%
  52 Vanderbilt Avenue, NY, NY 10017

Goldman Sachs & Co ............................        926,700            5.2%
  85 Broad Street, NY, NY 10004

----------

(1) Sole voting and investment power unless otherwise stated.

(2) Includes (a) 7,052,145 shares held of record by the Sy Syms Revocable Living Trust dated March 17, 1989, as amended (the "Sy Syms Revocable Living Trust;" Sy Syms retains the sole voting power of such shares and the right to revoke the Sy Syms Revocable Living Trust at any time), (b) 229,262 shares held for Laura Merns and (c) 100 shares held as custodian for Jillian E. Merns.

                              ELECTION OF DIRECTORS

     At the meeting, eight (8) directors are to be elected for the term of one
(1) year or until their respective successors have been elected and qualified. It is intended that votes will be cast pursuant to proxies received from holders of Common Stock of the Company for the nominees listed below, unless the proxy contains contrary instructions. The affirmative vote of a plurality of the votes cast at the meeting is necessary for the election of directors.

     If any of the nominees listed below are unavailable for election at the date of the Annual Meeting, the stock represented by the proxy will be voted for the remaining nominees and for such substitute nominee or nominees as the Board of Directors, in their judgment, designate. Management at this time has no reason to believe that any of the said nominees will not be available.

      NAME OF DIRECTOR OR
     NOMINEE FOR ELECTION                 PRINCIPAL OCCUPATION               AGE
     --------------------                 --------------------               ---

Sy Syms (1) (2) ................  Chairman of the Board of the Company        72

Marcy Syms (1) (2)..............  Chief Executive Officer/
                                    President of the Company                  47

Wilbur L. Ross, Jr. (3) (4) ....  Managing Director of Rothschild Inc.        60

Harvey A. Weinberg (3) (4)......  Consultant                                  60

Philip G. Barach  (4) ..........  Consultant                                  68

David A. Messer (3)(4) .........  President of Sempra Energy Trading Corp.    37

Stephen A. Merns (2)............  Vice President, Secretary and Merchandise
                                    Manager Men's Tailored Clothing           45

Antone F. Moreira ..............  Vice President, Treasurer and Chief
                                     Financial Officer of the Company         61

----------

(1)  Member of the Executive Committee of the Company.

(2)  Sy Syms is the father of Marcy Syms and Stephen A. Merns.

(3)  Member of the Stock Option -- Compensation Committee of the Company.

(4)  Member of the Audit Committee of the Company.


     SY SYMS has been Chairman of the Board and a Director of the Company and/or its predecessors since 1959 and was Chief Executive Officer of the Company and/or its predecessors throughout this period until January 1998. Mr. Syms was Chief Operating Officer of the Company from 1983 to 1984. Mr. Syms has been a Director of Israel Discount Bank of New York since December 1991.

     MARCY SYMS has been Chief Executive Officer/President of the Company since January 1998. Previously, she was President of the Company since 1983 and Chief Operating Officer of the Company since 1984. She has been a Director of the Company since 1983.

     WILBUR L. ROSS, JR. has been a Managing Director of Rothschild Inc. since 1976. He is a member of the Board of Directors of Mego Corp. He has been a Director of the Company since 1983.

     HARVEY A. WEINBERG has been a consultant since April 1994. From April 1992 to April 1994 he was President and Chief Executive Officer of HSSI, Inc., a retailer of men's and women's apparel. He was the Chairman of the Board of Hartmarx Corporation ("Hartmarx") from 1990 to September 1992 and Chief Executive Officer and Vice Chairman of the Board of Directors of Hartmarx from 1987 to 1990. He is a member of the Board of Directors of Mayrich Corp (a retailer of men's sportswear in the New England area) and a trustee of Glimcher Realty Trust (a real estate investment trust). He has been a Director of the Company since December 1992.

     PHILIP G. BARACH has been a consultant since March 1993. From 1968 to March 1993 he was Chairman of the Board or Chairman of the Board, President and Chief Executive Officer of United States Shoe Corp. (manufacturer and retailer of footwear, apparel and eyewear). He is a member of the Board of the Directors of Bernard Chaus, Inc. (manufacturer of women's apparel), R.G. Barry Corp. (manufacturer of foldable slippers and heat/cold preservation products) and Union Central Insurance Co. (life insurance) and a trustee of Glimcher Realty Trust (a real estate investment trust). He has been a Director of the Company since July 1996.

     DAVID A. MESSER has been President of Sempra Energy Trading Corp. (commodities trading) since January 1998 and was President of its predecessor corporation AIG Trading Corporation, then a subsidiary of American International Group, Inc., from January 1994 to January 1998. Prior to January 1994, Mr. Messer was a Senior Vice President of AIG Trading Corporation, where he was employed from March 1990. He has been a Director of the Company since July 1996.

     STEPHEN A. MERNS has been Vice President, Secretary and Merchandise Manager Men's Tailored Clothing of the Company since January 1, 1986. He was Vice President and a buyer of men's haberdashery of Syms Inc. from 1980 through 1985 and Secretary of Syms Inc. from 1983 through 1985. He has been a Director of the Company since July 1996.

     ANTONE F. MOREIRA has been Vice President, Treasurer and Chief Financial Officer of the Company since May 1997. From 1996 to May 1997 Mr. Moreira was a financial consultant with Equitable Life Assurance Society of the United States, a financial services organization. From 1990 to 1995, Mr. Moreira was Executive Vice President, Chief Financial Officer of Stuarts Department Stores, Inc., a regional discount department store chain operating in New England.

     During the fiscal year ended February 28, 1998, there were five meetings of the Board of Directors. Each director attended at least 75% of the fiscal 1997 meetings of the Board of Directors and the committees of which he or she was a member during the 1997 fiscal year.

     During 1994 HSSI, Inc., of which Mr. Weinberg was President, Chief Executive Officer and a Director, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Committees of the Board of Directors include an Audit Committee, an Executive Committee and a Stock Option - Compensation Committee. The Board of Directors does not have a nominating committee.

     The Audit Committee reviews the engagement of independent accountants, reviews and approves the scope of the annual audit undertaken by the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The members of the Audit Committee are Philip G. Barach, David A. Messer, Wilbur L. Ross, Jr., and Harvey A. Weinberg. The Audit Committee met once during fiscal 1997.

     The Executive Committee exercises all the powers and the authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law. The members of the Executive Committee are Sy Syms and Marcy Syms. The Executive Committee did not meet during fiscal 1997.

     The Stock Option -- Compensation Committee reviews and recommends to the Board of Directors renumeration arrangements and compensation plans for the Company's officers and key employees and administers the Company's Amended and Restated Incentive Stock Option and Appreciation Plan (the "Option Plan") and determines the officers and key employees to be granted options under the Option Plan and the number of shares subject to the options. The members of the Stock Option - Compensation Committee are Wilbur L. Ross, Jr., David A. Messer and Harvey A. Weinberg. The Stock Option -- Compensation Committee did not meet during fiscal 1997.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.


                                                 AMOUNT AND NATURE
                                                   OF BENEFICIAL
                                                   OWNERSHIP OF
                                                 COMMON STOCK AS OF    PERCENT
NAME OF BENEFICIAL OWNER                            JUNE 1, 1998     OF CLASS(1)
------------------------                         ------------------  -----------

Sy Syms....................................         7,281,507(1)       40.8%

Marcy Syms.................................           682,075(2)        3.8%

Ronald  Zindman............................            28,000(2)         *

Stephen A. Merns...........................           730,775           4.1%

Harvey A. Weinberg.........................               200            *

Allen Brailsford...........................             2,200            *

Philip G. Barach...........................             3,000            *

David A. Messer............................               --             *

Antone F. Moreira..........................               --             *

All directors and executive officers as a
  group (13 persons).......................         8,830,757          49.9%

----------

 *   Less than one percent.

(1)  Includes (a) 7,052,145 shares held in the Sy Syms Revocable Living Trust,
     (b) 229,262 shares held for Laura Merns and (c) 100 shares held by Sy Syms as custodian for Jillian E. Merns.

(2) Includes shares issuable upon the exercise of options granted under the Option Plan and either currently exercisable or exercisable within 60 days after June 1, 1998.

                                               EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company and its subsidiaries for the past three fiscal years to its five most highly compensated executive officers, including the Chief Executive Officer, serving as such at the end of the most recently completed fiscal year.

                                             SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                   COMPENSATION(1)     ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR            SALARY          BONUS      OPTIONS/SARS(*)  COMPENSATION(2)
---------------------------             ----            ------          -----      ---------------  ---------------

Sy Syms............................     1997        $824,988(3)(4)        0              0              $4,475
  Chairman of the Board                 1996        $824,988(3)(4)        0              0              $3,316
                                        1995        $855,756(3)(4)        0              0              $2,306

Marcy Syms ........................     1997        $469,000(3)(5)        0              0              $4,475
  Chief Executive Officer/              1996        $469,000(3)(5)        0              0              $3,616
  President                             1995        $515,154(3)(5)        0              0              $2,306

Ronald Zindman.....................     1997        $299,988           $10,000           0              $4,475
  Executive Vice President-             1996        $233,000           $10,000        100,000           $3,616
  General Merchandise Manager           1995        $206,000              0              0              $2,306

Stephen A. Merns...................     1997        $156,000           $ 7,000           0              $4,475
  Vice President, Secretary and         1996        $145,200              0              0              $3,441
  Merchandise Manager -- Men's          1995        $137,800              0              0              $2,069
  Tailored Clothing

Allen Brailsford...................     1997        $114,400           $10,000           0              $3,908
  Vice President -- Operations          1996        $103,800           $10,000           0              $2,423
                                        1995        $100,200              0              0              $1,453

--------------

(1)  During the period covered by the table, the Company did not make any restricted stock awards or have in effect (or make payments under) any long term incentive plan other than the Option Plan, pursuant to which only stock options, but no stock appreciation rights, were awarded.

(2)  Company's contributions to a defined contribution profit sharing retirement plan.

(3)  Mr. Sy Syms is paid at a weekly rate of $15,865.15 and Ms. Marcy Syms is paid at a weekly rate of
     $9,019.23. The compensation reported for Mr. Syms and Ms. Syms for the years ended February 28, 1998 and March 1, 1997 is for 52 weeks and for March 2, 1996 is for 53 weeks.

(4)  Excludes payments made under the lease of the Elmsford store. See "Other Transactions."

(5)  Includes payment of $300,000 for the fiscal years ended February 28, 1998, March 1, 1997 and March 2,
     1996 by Syms Advertising, Inc., a subsidiary of the Company, as performance fees for advertising during such years.


                                                    OPTION/SAR
                                            GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning stock options granted during fiscal 1997 to the executive officers named in the Summary Compensation Table and related value information. No stock appreciation rights
("SARs") were granted to the named executive officers. All grants were made pursuant to the Option Plan.



INDIVIDUAL GRANTS
                                                                                         POTENTIAL REALIZED VALUES
                                                                                         AT ASSUMED ANNUAL RATES OF
                                          % OF TOTAL                                      STOCK PRICE APPRECIATION
                                         OPTIONS/SARS                                         FOR OPTION TERM
                            OPTIONS/      GRANTED TO      EXERCISE OR                       COMPOUNDED ANNUALLY
                              SARS       EMPLOYEES IN      BASE PRICE      EXPIRATION    --------------------------
NAME                        GRANTED       FISCAL 1997     ($/SHARE)(2)        DATE            5%            10%
----                        -------      ------------     ------------     -----------   ----------     -----------

Marcy Syms Merns .......   25,000(1)          100%           $9.875         5/12/2007     $155,258       $393,455

--------------

(1)  Consists of stock options at a per share option exercise price equal to the fair market value of the
     Company's Common Stock on the date of the grant. The term of the option is ten years.

(2)  The exercise price may be paid by delivery of already owned shares of the Company's Common Stock.


                                          AGGREGATED OPTION/SAR EXERCISES
                             IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information concerning exercises of stock options during fiscal 1997 by the executive officers named in the Summary Compensation Table and the value of unexercised options held by them at year end.

                                                          NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                          NUMBER OF                       OPTIONS/SARS AT FISCAL                IN-THE-MONEY
                            SHARES                             YEAR END (1)                   OPTIONS/SARS (2)
                         ACQUIRED ON       VALUE        ---------------------------     ----------------------------
NAME                       EXERCISE       REALIZED      EXERCISABLE   UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                     -----------      --------      -----------   -------------     -----------    -------------
Sy Syms ..............           0         $     0              0              0          $      0               0
Marcy Syms ...........      10,000          42,500        115,000              0           495,000               0
Ronald Zindman .......      12,500          70,438         15,500         75,000            82,313         421,875
Allen Brailsford .....       4,000          19,588          2,000              0            13,000               0
Stephen A. Merns .....       4,000          15,588              0              0                 0               0

--------------

(1)  No SARs are held.

(2)  Based upon a closing price of $13.625 per share of Common Stock on February 28, 1998.


                                  PENSION PLAN

     The following table sets forth the estimated annual benefits payable on retirement to persons in specified renumeration and years of participation classifications under the Company's defined benefit pension plan (the "Pension Plan") for employees not covered under collective bargaining agreements:

HIGHEST FIVE
    YEAR                               5             15               25
  AVERAGE                          YEARS OF       YEARS OF         YEARS OF
COMPENSATION                    PARTICIPATION   PARTICIPATION    PARTICIPATION
------------                    -------------   -------------    -------------
  $ 50,000  ..................      $1,900         $ 5,700          $ 9,500
    75,000  ..................       2,850           8,550           14,250
   100,000  ..................       3,800          11,400           19,000
   125,000  ..................       4,750          14,250           23,750
   150,000  ..................       5,700          17,100           28,500

     Each participant in the Pension Plan is entitled to an annual retirement benefit equal to 19% of the average compensation (excluding bonuses) during his five consecutive highest paid calendar years during the ten years prior to retirement except that the annual benefit payable to Sy Syms at normal retirement, as per the plan, cannot exceed $70,000. For the executive officers named in the Summary Compensation Table, compensation for purposes of the Pension Plan generally corresponds to the amounts shown in the "Salary" column of the Summary Compensation Table, but exclusive of the performance fees from Syms Advertising, Inc. Currently no more than $160,000 (as adjusted from time to time by the Internal Revenue Service) of cash compensation may be taken into account in calculating benefits payable under the Pension Plan. Executive officers in the Summary Compensation Table were credited with the following years of service at December 31, 1997: Sy Syms, 15 or more years; Marcy Syms, 15 or more years; Ronald Zindman , 8 years; Stephen A. Merns, 15 or more years; and Allen Brailsford, 13 or more years. Benefits under the Pension Plan are not subject to any deduction for social security or other offset amount. The annual retirement benefit is reduced pro rata if the employee has completed less than fifteen years of service. Effective December 31, 1994, the plan was amended to change the pro rata reduction to be based on 25 years of participation. A participant is entitled to be paid his benefits upon his retirement at age 65. If a participant has completed at least 15 years of service he may retire upon reaching age 55 but the benefits he receives will be actuarially reduced to reflect the longer period during which he will receive a benefit. A participant who leaves the Company for any reason other than death, disability or retirement will be entitled to receive the vested portion of his benefit payable over different periods of time depending on the aggregate amount vested and payment option elected. A participant's interest vests over a 7 year period commencing in the third year at the rate of 20% after completing three years of employment and 20% for each year thereafter, and is 100% vested after the completion of 7 years of service. Benefit payments are made in the form of one of five annuity payment options elected by the participant. Amounts in the table are based on a straight life annuity.

                            COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who is not an officer or employee of the Company receives a Director's Fee presently established at the rate of $2,000 per meeting for attending regular or special meetings of the Board of Directors, or any committee of the Board of Directors, together with travel expenses related to such attendance.

                              EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement dated November 1, 1996 with its Executive Vice President - General Merchandise Manager, Ronald Zindman. The agreement stipulates a minimum yearly salary of $225,000 per year from inception through March 1, 1997; $300,000 per year for the next succeeding three
(3) years; $350,000 per year for the next succeeding three (3) years; $400,000 per year for the next succeeding three (3) years and $450,000 per year for the final three (3) years of the Agreement. The Agreement is to remain in effect until March 1, 2009. Termination by the Company before that date will require a payment to Mr. Zindman equal to 150% of one year's salary (at the employee's then current rate). If this agreement is terminated by the employee prior to its final term, the Company must pay to the employee a sum equal to 60% of one year's salary (also at the employee's then current rate).

            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER INFORMATION

     During August 1997, the Board approved the combination of the Stock Option and Compensation Committees into a Stock Option - Compensation Committee. The members of this newly formed Committee are all outside Directors. They are:
Wilbur L. Ross, Jr., Harvey A. Weinberg and David A. Messer.

     No executive officer of the Company served during fiscal 1997 (i) as a member of the compensation committee or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors, of another entity, one of whose executive officers serves on the Stock Option - Compensation committee, of the Company; (ii) as a director of another entity, one of whose executive officers served on the compensation committee of the Company; or (iii) as a member of the compensation committee or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors, of another entity, one of whose executive officers served as a director of the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and "Report of the Compensation Committee" shall not be incorporated by reference into any such filings.

                                PERFORMANCE GRAPH

     Below is a graph comparing the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years (beginning December 31, 1992 and ending February 28, 1998) with the cumulative total return of the Wilshire 5000 Index and the S&P Retail Composite Index (assuming the investment of $100 on December 31, 1992 in the Company's Common Stock and in each of these two Indexes, and reinvestment of all dividends).


================================================================================


                   [GRAPHICAL REPRESENTATION OF CHART BELOW]



                 12/31/92   12/31/93   12/30/94   03/02/96   03/01/97   02/28/98
                 --------   --------   --------   --------   --------   --------
Syms Corp          100         97         66         78         92        138
S&P Retail         100         94         85         98        116        176
Wilshire 5000      100        109        106        148        176        233



================================================================================

              REPORT OF THE STOCK OPTION -- COMPENSATION COMMITTEE

     The Stock Option - Compensation Committee's executive compensation policy strives to provide compensation rewards based upon both corporate and individual performance while maintaining a relatively simple compensation program in order to avoid the administrative costs which the Stock Option - Compensation Committee believes are inherent in multiple complex compensation plans and agreements. The Company has only one employment agreement with an executive officer, Ronald Zindman, and has only one executive compensation plan, the Option Plan.

     The determination of compensation ranges for executive officers reflects a review of salaries and bonuses for executive officers holding similar positions in retailers of relatively comparable size and orientation. However, in making compensation decisions, the Stock Option - Compensation Committee remains cognizant of the Board of Directors' responsibility to enhance shareholder value. The Stock Option - Compensation Committee utilizes cash bonuses, when it feels a bonus is merited, based on factors such as an executive's individual performance and the Company's performance relative to its past performance and the performance of competitors. The Company has available a long-term incentive for executives to both remain in the employ of the Company and to strive to maximize shareholder value through the Option Plan, which aligns the interests of executives with those of shareholders.

     Determination of Mr. Sy Syms and Ms. Marcy Syms' compensation as the Company's Chief Executive Officer prior to and after January 1998, respectively, reflects Company performance and comparison with chief executive officer compensation of competitors, but also reflects recognition of Mr. Syms unique, ongoing contribution to the growth, success and profitability of the Company.


                                       STOCK OPTION - COMPENSATION COMMITTEE
                                            Wilbur L. Ross, Jr.
                                            Harvey A. Weinberg
                                            David A. Messer

                               OTHER TRANSACTIONS

     The Company leases its store in Elmsford, New York of approximately 60,000 square feet from Sy Syms. Sy Syms voluntarily amended the lease as of August 1, 1983 as to its rental provisions based upon independent appraisals. Under the original and amended leases, the rent payable by the Company consisted of a fixed annual rent plus a percentage rent based on gross sales of the Elmsford store. Not more frequently than once every five years, the rental terms may be adjusted based upon independent appraisals if requested by Sy Syms. Effective January, 1991, the rental terms were adjusted based upon independent appraisal, which resulted in a fixed annual rental of $600,000 and the elimination of the percentage rent based on gross sales. During the fiscal year ended February 28, 1998, the Company paid to Sy Syms $600,000 in fixed rent.

     Pursuant to loan and stock purchase agreements entered into between Sy Syms and Stanley Blacker, Inc. ("SBI") in 1987, as subsequently amended, Sy Syms personally loaned to SBI approximately $6,000,000 and became a majority stockholder and member of the Board of Directors of SBI. During 1990, such shares were assigned to the Sy Syms Revocable Living Trust. Sy Syms retains the right to vote such shares. During 1990, Marcy Syms became a member of the Board of Directors of SBI. Sy Syms and Marcy Syms constitute a majority of the Board of Directors of SBI. Neither Sy Syms nor Marcy Syms have received any salary or other cash compensation from SBI. The Company's purchases of merchandise from SBI during fiscal 1997 was approximately $453,000. The Company believes the terms upon which it purchases merchandise from SBI and the licensee are comparable to those obtained from unrelated third parties.

     On November 22, 1996 the Company loaned the Marcy Syms Revocable Trust $500,000 toward the purchase of a house for Ms. Syms in Westchester County, New York. The loan is evidenced by the Trust's note, which is guaranteed by Ms. Syms, and is secured by a first priority mortgage on the real estate purchased. The note bears interest at the rate of 6.6% per annum (the then Federal Mid-Term
Rate), payable annually, and the principal of the note is due November 22, 2001. The loan balance has been reduced by prepayment to $200,000 as of February 28, 1998.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Robert Syms inadvertenty failed to timely file a Form 3 upon becoming an officer of the Company in 1998. Such report was subsequently filed.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Deloitte & Touche LLP as the independent accountants for the Company for fiscal year 1998 and recommends that stockholders approve such appointment. It is the intention of the individuals named in the proxy to vote in favor of approval of the appointment of Deloitte & Touche LLP unless proxies are voted to the contrary. The affirmative vote of a majority of the votes cast at the meeting is necessary for the approval of auditors.

     Deloitte & Touche LLP and its predecessor firms have audited the financial statements of the Company for more than the past ten fiscal years. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

                      NOTICE OF 1999 STOCKHOLDER PROPOSALS

     Proposals of stockholders, to be considered by the Company for inclusion in the proxy material for the fiscal 1998 Annual Meeting, must be received by the Company no later than February 9, 1999 and must comply with the proxy solicitation rules of the Securities and Exchange Commission. Proposals should be addressed to the Secretary, Syms Corp, Syms Way, Secaucus, New Jersey 07094.

                                  OTHER MATTERS

     Management does not know of any matters to be brought before the meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

     Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.


                                          By Order of the Board of Directors


                                          STEPHEN A. MERNS
                                          Secretary


June 9, 1998

                                    SYMS CORP

                   ANNUAL MEETING OF STOCKHOLDERS JULY 9, 1998

     The undersigned stockholder of Syms Corp (the "Company"), hereby appoints Sy Syms and Marcy Syms, and each of them (with full power to act without the other) proxies with full power of substitution, to vote all shares of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company (receipt of a copy of the Notice of such meeting and Proxy Statement being acknowledged) on July 9, 1998 at 10:30 a.m., at the offices of Syms Corp, Syms Way, Secaucus, New Jersey 07094, upon the following matters and upon such other business as may properly come before the meeting and any and all adjournments thereof.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)


                                                                ---------------
                                                                | SEE REVERSE |
                                                                |     SIDE    |
                                                                ---------------

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.



                                         WITHHELD
                  FOR all nominees       AUTHORITY
                   listed at right        to vote
                (except as marked to      for all
                    the contrary       nominees listed
1. Election of         below)             at right
   Directors.           [ ]                 [ ]

                                                   Nominees: Sy Syms
INSTRUCTIONS: To withhold authority to vote for              Marcy Syms
any individual nominee, write that nominee's                 Antone F. Moreira
name in the space provided below:                            Wilbur L. Ross, Jr.
                                                             Harvey Weinberg
                                                             Philip G. Barach
                                                             David A. Messer
 _________________________________________                   Stephen A. Merns


                                                  FOR     AGAINST     ABSTAIN

2. To approve the appointment of Deloitte &       [ ]       [ ]         [ ]
   Touche LLP as independent accountants
   of the Company for fiscal year 1998.

3. In accordance with their best judgment with respect to any other business that may properly come before the meeting or any and all adjournments thereof.

In the absence of contrary instructions as provided above, this proxy will be voted FOR the election as Directors of the nominees and FOR Proposal 2. On any other matters that may come before the meeting this proxy will be voted in the discretion of the above-named persons.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares and hereby ratifies and confirms all that the above-named individuals or any of them or their duly appointed substitute or substitutes, may do by virtue hereof.




SIGNATURE(S) _________________________________________ DATED:__________, 1998


(NOTE: Please sign exactly as your name or names appear on the stock certificate, and when signing as attorney, executor, administrator, trustee or guardian, give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.)